Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY STRENGTHENS BOARD OF DIRECTORS

DALLAS, July 19, 2019 – Kosmos Energy (NYSE: KOS) (LSE: KOS) announced today that Mr. Steven Sterin has joined its Board of Directors, effective as of July 18, 2019.

Mr. Sterin is a senior executive with more than 25 years of extensive oil and gas, manufacturing, and financial experience. Mr. Sterin currently serves on the Board of Directors of DuPont de Nemours, Inc. and is the Chair of its Audit Committee and a member of its Environment, Health, Safety and Sustainability Committee. He also serves as a Senior External Advisor to McKinsey & Company.

Most recently, Mr. Sterin was Executive Vice President and Chief Financial Officer of Andeavor and Andeavor Logistics from 2014 until the merger with Marathon Petroleum Company in October 2018. He also served as President of Andeavor Logistics from 2017 to October 2018 and was a member of the Board of Directors for Andeavor Logistics GP, LLC from 2014 to 2018. He was also responsible for Corporate Strategy & Business Development for both companies from 2016-2017. Before joining Andeavor, Mr. Sterin was the Senior Vice President and Chief Financial Officer for Celanese Corporation, a global technology and specialty material company, a position he held for seven years. Prior to that, he served as Corporate Controller and Principal Accounting Officer for Celanese, as well as held other financial and business leadership roles. Mr. Sterin holds a Master’s degree in Professional Accounting and a Bachelor’s degree in Business Administration and Accounting, which he earned concurrently at the University of Texas at Austin. He is also a Certified Public Accountant in Texas.

“We are delighted to have Steven join Kosmos’ Board of Directors,” said Andrew G. Inglis, Chairman and Chief Executive Officer. “He has a successful track record of delivering shareholder value as part of the executive leadership of Celanese and Andeavor. I am confident he will provide extensive financial expertise and fresh insights as we continue to build a full-cycle exploration and production company.”

About Kosmos Energy

Kosmos is a full-cycle deepwater independent oil and gas exploration and production company focused on the Atlantic Margins. Our key assets include production offshore Ghana, Equatorial Guinea and U.S. Gulf of Mexico, as well as a world-class gas development offshore Mauritania and Senegal. We also maintain a sustainable exploration program balanced between proven basin infrastructure-led exploration (Equatorial Guinea and U.S. Gulf of Mexico), emerging basins (Mauritania, Senegal and Suriname) and frontier basins (Cote d'Ivoire, Namibia and Sao Tome and Principe). Kosmos is listed on the New York Stock Exchange and London Stock Exchange and is traded under the ticker symbol KOS. As an ethical and transparent company, Kosmos is committed to doing things the right way. The Company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos 2018 Corporate Responsibility Report. For additional information, visit www.kosmosenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

###

CONTACT:

Investor Relations

Jamie Buckland

+44 (0) 203 954 2831

jbuckland@kosmosenergy.com

Rhys Williams

+1-214-445-9693

rwilliams@kosmosenergy.com

Media Relations

Thomas Golembeski

+1-214-445-9674

tgolembeski@kosmosenergy.com